EXHIBIT 4.5
FORM OF WARRANT AGREEMENT FOR 667,000 SERIES I INVESTOR WARRANTS

TAMBORIL CIGAR COMPANY
COMMON STOCK PURCHASE WARRANTS

CERTIFICATE NUMBER IW-I-____
ISSUED TO: ______________ (the "Warrantholder")

This warrant is exercisable to purchase ____________ shares
of the $.0001 par value common stock of
Tamboril Cigar Company, a Delaware corporation
(subject to adjustment as provided herein)

This warrant is void after December 31, 2004

This is to certify that, for value received and subject to the terms and conditions set forth below, the Warrantholder is entitled to purchase, and the Company promises and agrees to sell and issue to the Warrantholder, at any time on or after January 1, 2004 and on or before December 31, 2004 up to _________ shares of the Common Stock of the Company, adjusted as provided for herein.

The exercise price of this Warrant shall be $0.09375 per share until June 30, 2004. Effective July 1, 2004, the exercise price of this Warrant shall be $0.125 per share until it expires on December 31, 2004. The number and character of the shares of common stock issuable upon exercise of this warrant are subject to adjustment as provided below, and the term "Common Stock" shall mean, unless the context otherwise requires, the stock and other securities and property receivable upon the exercise of this Warrant. This Warrant Certificate is issued subject to the following terms and conditions:

1.    Definitions of Certain Terms. Except as may be otherwise clearly required by the context, the following terms have the following meanings:

(a)    "Acts," means the Securities Acts of 1933, as amended, and the Securities Acts (Ontario).

(b)    "Commission," means the Securities and Exchange Commission.

(c)    "Common Stock," means the Common Stock, $0.0001 par value, of the Company.

(d)    "Company," means Tamboril Cigar Company, a Delaware corporation.

(e)    "Company’s Expenses," means any and all expenses payable by the Company in connection with an offering described in Section 7 hereof, except Warrantholders’ Expenses.

(f)    "Exercise Price," means the price at which a Warrantholder may purchase one share of Common Stock upon exercise of Warrants as determined from time to time pursuant to the provisions hereof.

(g)    "Rules and Regulations," means the rules and regulations of the Commission adopted under the Acts.

(h)    "Warrant Certificate," means a certificate evidencing Warrants.

(i)    "Warrantholder," means a record holder of Warrants or Securities.

(j)    "Warrantholders’ Expenses," means the sum of (i) the aggregate amount of cash payments made to an underwriter, underwriting syndicate, or agent in connection with an offering described in Section 7 hereof multiplied by a fraction the numerator of which is the aggregate sale price of the Securities sold by such underwriter, underwriting syndicate, or agent in such offering and the denominator of which is the aggregate sale price of all of the securities sold by such underwriter, underwriting syndicate, or agent in such offering and (ii) all out-of-pocket expenses of the Warrantholders, except for the fees and disbursements of one firm retained as legal counsel for the Warrantholders that will be paid by the Company.

(k)    "Warrants," means the warrants evidenced by this certificate, any similar certificate issued upon the assignment of this certificate, or any certificate issued upon the partial exercise of Warrants.

2.    Exercise of Warrants. All or any part of the Warrants evidenced hereby may be exercised by surrendering this Warrant Certificate, duly executed by the Warrantholder or by its duly authorized attorney, at the office of the Company, 100 Caster Avenue, Vaughan, Ontario, Canada L4L 5Y9, or at such other office or agency as the Company may designate. Upon notice of exercise, the Company shall immediately instruct its transfer agent to prepare certificates for the Common Stock to be issued to the Warrantholder upon completion of the Warrant exercise. When such certificates are prepared, the Company shall notify the Warrantholder and deliver such certificates to the Warrantholder immediately upon payment in full by the Warrantholder, in lawful money of the United States, of the Exercise Price payable for the Warrants being exercised.

If fewer than all the Warrants evidenced by this Warrant Certificate are exercised, the Company will, in connection with each partial exercise, execute and deliver to the Warrantholder a new Warrant Certificate (dated as of the date hereof), in form and tenor similar to this Warrant Certificate, evidencing the Warrants not exercised. The issue date of all Common Stock obtained upon the exercise of Warrants will be the date the Company receives full payment of the Exercise Price.

3.    Adjustments in Certain Events. The number of shares and the exercise price of the Common Stock for which this Warrant may be exercised are subject to adjustment from time to time upon the happening of certain events as follows:

(a)    If the outstanding Common Stock is subdivided into a greater number of shares, the number of shares of Common Stock issuable upon exercise of the Warrants will be proportionately increased and exercise price of the Warrants will be proportionately reduced. Conversely, if the outstanding Common Stock is combined into a smaller number of shares, the number of shares of Common Stock issuable upon exercise of the Warrants will be proportionately reduced and the exercise price of the Warrants will be proportionately increased. The increases and reductions provided for in this subsection 3(a) will be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company obtainable on exercise of the Warrants nor the price payable for such percentage upon such exercise will be affected by any event described in this subsection 3(a).

(b)    If the Common Stock is converted into or exchanged for other property or securities in connection with a merger, consolidation, reclassification, reorganization or partial liquidation of the Company, then, as a condition transaction, lawful and adequate provision will be made so that the holder of this Warrant Certificate will have the right thereafter to receive upon the exercise of the Warrants the kind and amount of other property or securities that he would have been entitled to receive if he had held the number of shares of Common Stock issuable upon the exercise of the Warrants immediately prior to transaction. In any such case, appropriate adjustment will be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Warrantholder, to the end that the provisions set forth herein will thereafter be applicable, as nearly as reasonably may be, in relation to any other property or securities thereafter deliverable upon the exercise of the Warrants. The Company will not permit any of the above-referenced changes to occur unless the issuer of the other property or securities agrees to be bound by and comply with the provisions of this Warrant.

(c)    When any adjustment is required to be made in the number of shares of Common Stock purchasable upon exercise of the Warrants, the Company will promptly determine the new number of shares purchasable upon exercise of the Warrant and (i) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new number of shares and (ii) mail a copy of such statement to the Warrantholders within thirty (30) days after the date when the event giving rise to the adjustment occurred.

(d)    No fractional shares of Common Stock will be issued in connection with any exercise of Warrants, but the Company will pay, in lieu of fractional shares, a cash payment therefor on the basis of the mean between the bid and asked prices in the over-the-counter market or the closing price on a national securities exchange, whichever is the principal market, on the day immediately prior to exercise.

4.    Reservation of Shares. The Company agrees that a number of shares of Common Stock sufficient to provide for the exercise of the Warrants upon the basis set forth above will at all times during the term of the Warrants be reserved for exercise.

5.    Validity of Common Stock. All Common Stock delivered upon the exercise of the Warrants will be duly and validly issued, fully paid and nonassessable and the Company will pay all documentary and transfer taxes, if any, in respect of the original issuance thereof upon exercise of the Warrants.

6.    Registration of Common Stock Issuable on Exercise of Warrant Certificate.

(a)    On or before March 30, 2004, the Company will file registration statements for the Common Stock issuable upon exercise of the Warrants pursuant to the Acts so as to allow the unrestricted re-sale of the Common Stock to the public from time to time commencing on the Effective Date of such Registration Statement and ending at 5:00 p.m. Eastern Time on the Expiration Date (the "Registration Period"). The Company will also file such applications and other documents necessary to permit the sale of the Common Stock to the public during the Registration Period in such other states and provinces as the Company and the Warrantholders agree to. In order to comply with the provisions of this Section 6(a), the Company may, but is not required to, file more than one registration statement.

(b)    The Company will pay all of the Company’s Expenses and each Warrantholder will pay its pro rata share of the Warrantholders’ Expenses relating to the registration, offer, and sale of the Common Stock.

(c)    Except as specifically provided herein, the manner and conduct of the registration, including the contents of the registration, will be entirely in the control and at the discretion of the Company. The Company will file such post-effective amendments and supplements as may be necessary to maintain the currency of the registration statements during the period of their use. In addition, if the Warrantholders participating in the registration are advised by counsel that the registration statements, in their opinion, are deficient in any material respect, the Company will use its best efforts to cause the registration statements to be amended to eliminate the concerns raised.

(d)    The Company will furnish to the Warrantholders the number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Actss, and such other documents as they may reasonably request in order to facilitate the disposition of Common Stock owned by them.

(e)    In the event that the Company does not obtain an order of effectiveness with respect to the registration statements specified in subparagraph (a) on or before May 30, 2004, the exercise price step-up date of June 30, 2004 shall be extended until the one-month anniversary of the date when the Company receives such an order of effectiveness, and the expiration date of December 31, 2004 will be extended until the seven-month anniversary of the date when the Company receives such an order of effectiveness.

7.    Indemnification in connection with Registration.

(a)    In connection with the registration of the Common Stock issuable upon exercise of the Warrants, the Company will indemnify and hold harmless each selling Warrantholder, any person who controls any selling Warrantholder within the meaning of the Acts, and any participating underwriter against any losses, claims, damages, or liabilities, joint or several, to which any Warrantholder, controlling person, or participating underwriter may be subject under the Acts or otherwise; and it will reimburse each Warrantholder, each controlling person, and each participating underwriter for any legal or other expenses reasonably incurred by the Warrantholder, controlling person, or participating underwriter in connection with investigating or defending any such loss, claim, damage, liability, or action, insofar as such losses, claims, damages, or liabilities, joint or several (or actions in respect thereof), arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any such registration statement or any preliminary prospectus or final prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any case to the extent that any loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement, preliminary prospectus, final prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished by a Warrantholder for use in the preparation thereof. The indemnity agreement contained in this subparagraph (a) will not apply to amounts paid to any claimant in settlement of any suit or claim unless such payment is first approved by the Company, such approval not to be unreasonably withheld.

(b)    Each selling Warrantholder, as a condition of the Company’s registration obligation, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed any registration statement or other filing or any amendment or supplement thereto, and any person who controls the Company within the meaning of the Acts against any losses, claims, damages, or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Acts or otherwise, and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said registration statement, any preliminary or final prospectus, or other filing, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in said registration statement, preliminary or final prospectus, or other filing, or amendment or supplement, in reliance upon and in conformity with written information furnished by such Warrantholder for use in the preparation thereof; provided, however, that the indemnity agreement contained in this subparagraph (b) will not apply to amounts paid to any claimant in settlement of any suit or claim unless such payment is first approved by the Warrantholder, such approval not to be unreasonably withheld.

(c)    Promptly after receipt by an indemnified party under subparagraphs (a) or (b) above of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under subparagraphs (a) and (b).

(d)    If any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

8.    Restrictions on Transfer. This Warrant Certificate and the Warrants evidenced hereby may not be sold, transferred, subdivided or assigned without the express written consent of the Company, which will not be unreasonably withheld.

9.    No Rights as a Shareholder. Except as otherwise provided herein, the Warrantholder will not, by virtue of ownership of Warrants, be entitled to any rights of a shareholder of the Company but will, upon written request to the Company, be entitled to receive such quarterly or annual reports as the Company distributes to its shareholders.

10. Notice. Any notices required or permitted to be given hereunder will be in writing and may be served personally or by mail; and if served will be addressed as follows:

If to the Company:

Tamboril Cigar Company.
100 Caster Avenue
Vaughan, Ontario, Canada L4L 5Y9

If to the Warrantholder:

Any notice so given by mail will be deemed effectively given 48 hours after mailing when deposited in the United States mail, registered or certified mail, return receipt requested, postage prepaid and addressed as specified above. Any party may by written notice to the other specify a different address for notice purposes.

11.    Applicable Law. This Certificate will be governed by and construed in accordance with the laws of the Province of Ontario, Canada.

Dated: December 31, 2003		TAMBORIL CIGAR COMPANY

By:
Kirk Tierney, President